SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  September 26, 1996



                         PACKAGING RESEARCH CORPORATION
               (Exact name of registrant as specified in charter)



         Colorado                    0-11426                    84-0750762
(State or other jurisdiction       (Commission                (I.R.S. Employer
      of incorporation               File No.)               Identification No.)



               2582 South Tejon Street, Englewood, Colorado 80110
          (Address of principal executive offices, including zip code)



Registrant's telephone number, including area code:  (303) 936-2363



                                 Not Applicable
              (Former name, former address and former fiscal year,
                          if changed since last report)


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Item 1-4. Not Applicable.

Item 5. Other Events

     On September 26, 1996, Packaging Research Corporation (the "Company"), announced that it was not able to make the semi-annual interest payment on its subordinated convertible debentures due to defaults under senior indebtedness. The defaults include defaults under financial covenants and also a default in the payment of interest due Renaissance Capital Growth & Income Fund III, Inc. The subordinated convertible debentures provide that so long as such defaults are uncured or unwaived, no amount is payable on the principal or interest of the subordinated convertible debentures until the principal and interest of the senior indebtedness has been paid in full.

     Interest of 8% on the subordinated convertible debentures is payable semi-annually on March 1 and September 1 of each year and commenced March 1, 1994. To date, all interest payments have been made in a timely fashion with the exception of the interest payment due on September 1, 1996.

Item 6-8. Not Applicable.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         PACKAGING RESEARCH CORPORATION



Date:  October 25, 1996                              By: /s/ TIMOTHY G. PHILLIPS
     -------------------                                 -----------------------
                                                     Name:  Timothy G. Phillps
                                                     Title: President



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